Exhibit 99.1

111 W 19th Street, 8th Floor New York, NY 10011

New Fortress Energy Announces Third Quarter 2023 Results

November 8, 2023

NEW YORK -- New Fortress Energy Inc. (Nasdaq: NFE) (“NFE” or the “Company”) today reported its financial results for the third quarter of 2023.

Summary Highlights

•Adjusted EBITDA(1) of $208 million in the third quarter of 2023 and $895 million in the first nine months of 2023
•Net income of $62 million in the third quarter of 2023 and $334 million in the first nine months of 2023
•Adjusted EPS(2) of $0.30 on a fully diluted basis in the third quarter of 2023 and $1.78(2) in the first nine months of 2023
•Achieved several milestones since the second quarter of 2023
◦transitioned earnings from predominantly open cargos to nearly 100% contracted downstream assets(3);
◦operated 150 MW in Palo Seco, Puerto Rico at 98% utilization, and placed another 200+ MW into service in San Juan, Puerto Rico in September at near full utilization(4);
◦completed sailaway, installation, and First Gas(5) for our first FLNG asset located offshore Altamira, Mexico;
◦signed FSRU charter to start operations in Santa Catarina in January 2024(6);
◦achieved COD(4) at our 135 MW power plant in La Paz;
◦signed definitive documents for up to $575 million in asset-based financing to fully fund remaining construction(7) for our 630 MW Barcarena power plant, which is currently 37% completed and on-schedule for COD(4) in the third quarter of 2025(6);
•Expecting an increase in earnings and decrease in capex beginning in the fourth quarter of 2023 as we place approximately $3.0 billion of invested capital(8) projects online(4)
•Identified approximately $1 billion of non-core asset sales(9) to support deleveraging
•Illustrative Adjusted EBITDA Goals(10) for 2023 and 2024 reiterated at $1.6 billion and $2.4 billion, respectively(10), with more than 85% of 2024 Illustrative Adjusted EBITDA Goals(10) generated from core downstream infrastructure(3)
•Corporate strategy continues to focus on operations, cash generation, and deleveraging

"Our transition to core infrastructure has begun as nearly 100% of third quarter earnings came from contracted downstream assets. We have visibility into downstream earnings growth given the recent commencement of operations at our second power plant in Puerto Rico combined with the start-up of our first FLNG unit and Brazilian terminal and power plant. With lower capital expenditures and an estimated $1 billion in non-core asset sales, we are in an incredible position to deleverage and focus on high return organic growth opportunities," said Wes Edens, NFE president and chief executive officer.

Earnings Composition
•Composition of earnings is transitioning as nearly 100% of third quarter Adjusted EBITDA was generated by contracted downstream assets; we expect more than 85% of 2024 Illustrative Adjusted EBITDA Goals(10) will be generated from core infrastructure(3)

Puerto Rico
•Operated(4) 150 MW of power at our Palo Seco, Puerto Rico location at approximately 98% utilization since May 2023 COD, and placed another 200+ MW into service in San Juan, Puerto Rico in September at near full utilization within first week of COD(6)
Fast LNG
•Completed sailaway, installation, and First Gas(5) for our first FLNG asset in offshore Altamira, Mexico; First LNG(5) and COD(4) expected by the end of the fourth quarter 2023
Terminals and Power
•Signed FSRU charter with Petrobras to start operations in Santa Catarina in January 2024(6); Santa Catarina is expected to serve a significantly undersupplied gas power market in southern Brazil
•La Paz power plant achieved COD(4) in the third quarter of 2023(6)
•Barcarena terminal is complete with First Gas(5) to Norsk Hydro(12) on schedule for end of year 2023(6) upon the arrival of our FSRU, which is currently being converted from an LNG carrier
•Construction(7) of our 630 MW power plant at Barcarena is 37% completed(4) pursuant to a fixed-price, date-certain EPC contract with Mitsubishi and Toyo Setal; Operations(4) are expected to commence in the third quarter of 2025(6) pursuant to 25-year PPAs with Brazilian distribution companies
Hydrogen (ZeroParks)
▪Entered into a definitive hydrogen supply agreement with OCI Global in September for 100% of our first project's output; this agreement allows us to expand the scope of our first project from 100 MW to 200 MW, with first bubbles(4) expected in the fourth quarter of 2024(6), phase 1 COD(4) of 100 MW in the first quarter of 2025(6), and phase 2 COD(4) of another 100 MW by year end 2025(6)
•Signed a definitive agreement with Electric Hydrogen Co. (EH2) for the supply of EH2’s flagship PEM electrolysis technology
•We have several other U.S. green hydrogen projects in various stages of Development(13) with a focus on sites with strategic logistics, low-cost power, and strong regional hydrogen demand
Financing
•In October, we closed a $856 million term loan at an interest rate of SOFR + 5.00%, which was used to repay the $400 million term loan with Morgan Stanley and for general corporate purposes
•In November, we closed $575 million of asset level debt for the construction of our Barcarena power plant
Dividend
•Common dividend(14) of $0.10 per share expected to be maintained
•On November 7, 2023, NFE’s Board of Directors approved a dividend of $0.10 per share, with a record date of December 13, 2023 and a payment date of December 27, 2023

Financial Highlights

	Three Months Ended
(in millions)	June 30, 2023	September 30, 2023
Revenues	$561.3	$514.5
Net income	$120.1	$62.3
Diluted EPS	$0.58	$0.30
Adjusted net income(15)	$119.2	$61.2
Adjusted EPS(2)	$0.58	$0.30
Terminals and Infrastructure Segment Operating Margin(16)	$239.4	$194.7
Ships Segment Operating Margin(16)	$54.4	$54.9
Total Segment Operating Margin(16)	$293.8	$249.7
Adjusted EBITDA(1)	$246.5	$208.4

Please refer to our Q3 2023 Investor Presentation (the “Presentation”) for further information about the following terms:
1)“Adjusted EBITDA,” see definition and reconciliation of this non-GAAP measure in the exhibits to this press release.
2) “Adjusted EPS” is not a measurement of financial performance under GAAP and should not be considered in isolation or as an alternative to any measure of performance or liquidity derived in accordance with GAAP. We calculate Adjusted EPS as Adjusted Net Income (Note 16 below) divided by the weighted average shares outstanding on a fully diluted basis for the period indicated. We believe this non-GAAP measure, as we have defined it, offers a useful supplemental view of the overall evaluation of the Company in a manner that is consistent with metrics used for management’s evaluation of the Company’s overall performance. Adjusted EPS does not have a standardized meaning, and different companies may use different definitions. Therefore, this term may not be necessarily comparable to similarly titled measures reported by other companies.
3) “Downstream assets” or “contracted downstream assets” or “contracted terminals” represents all our earnings, revenues and all other financial metrics related to our Ships Segment and Terminals and Infrastructure Segment, excluding cargo sales and certain derivative transactions that we believe are associated with cargo sales.
4) “Online”, “Operational”, "Operating", "Completion", "Completed", “COD” or “commercial operation date”, “Deployment” or similar statuses (either capitalized or lower case) with respect to a particular project means we expect gas to be made available in the near future, gas has been made available to the relevant project, or that the relevant project is in full commercial operations. Where gas is going to be made available or has been made available but full commercial operations have not yet begun, full commercial operations will occur later than, and may occur substantially later than, our reported Operational, Completion or Deployment date, and we may not generate any revenue until full commercial operations have begun. We cannot assure you if or when such projects will reach full commercial operation. Our ability to export liquefied natural gas depends on our ability to obtain export and other permits from governmental and regulatory agencies. No assurance can be given that we will receive required permits, approvals and authorizations from governmental and regulatory agencies in connection with the exportation of liquefied natural gas on a timely basis or at all or that, once received, we will be able to maintain in full force and effect, renew or replace such permits, approvals and authorizations.
5) “First Gas” or “First LNG” refers to the date on which (or, for future dates, management's current estimate of the date on which) natural gas and/or LNG is expected for a project, including a facility in development. Full commercial operation of such project will occur later than, and may occur substantially later than, the date of first gas or first LNG. We cannot assure you if or when such projects will reach the date of delivery of first gas or LNG, or full commercial operations.
6) Lead times and expected development times used in this Presentation indicate our internal evaluations of a project’s expected timeline. They refer to us completing certain stages of projects within a timeframe and within a spectrum of budget parameters that, when taken as a whole, are substantially consistent with our business model. These timeframes include assumptions regarding items that are outside our control, including permitting, weather, supply of equipment and materials, and other potential sources of delay. To the extent that projects have not yet started or are currently under development, we can make no assurance that such projects are on track within the timeline parameters we establish. Additionally, the construction of facilities is inherently subject to the risks of cost overruns and delays. If we are unable to construct, commission, complete and operate any of our facilities as expected, or, when and if constructed, any of them do not accomplish our goals, estimates regarding timelines, budget and savings could be materially and adversely affected.
7)“Under Construction”, “Development,” “In Development” or similar statuses means that we have taken steps and invested money to develop a facility, including execution of agreements for the development of the project (subject, in certain cases, to satisfaction of conditions precedent), procuring land rights and entitlements, negotiating or signing construction contracts, and undertaking active engineering, procurement and construction work. Our development projects are in various phases of progress, and there can be no assurance that we will continue progress on each development as we expect or that each development will be Completed or enter full commercial operations. There can be no assurance that we will be able to enter into the contracts required for the development of these facilities on commercially favorable terms or at all. If we are unable to enter into favorable contracts or to obtain the necessary regulatory and land use approvals on favorable terms, we may not be able to construct these assets as expected, or at all. Additionally, the construction of facilities is inherently subject to the risks of cost overruns and delays.
8) For future periods, Capex or net Capex reflects management’s estimate of total expected cash payments in such period less cash proceeds received by the Company for related asset sales or direct asset financings. Investors are encouraged to review the related GAAP financial measures, and not to rely on any single financial measure to evaluate our business. “Gross capex” includes all expected cash payments in such period without deducting related asset sales or direct asset financings.
9) Represents management's current assumptions related to the ability to complete non-core asset sales of approximately $1.0 billion in the next 12 months. Actual circumstances could differ materially from the assumptions, and actual performance and results could differ materially from, and there can be no assurance that they will reflect, our corporate goal.
10)“Illustrative Adjusted EBITDA Goal” means our forward-looking goal for Adjusted EBITDA for the relevant period and is based on the "Illustrative Total Segment Operating Margin Goal" less illustrative Core SGA assumed to be at $160mm for all periods 2024 onward including the pro rata share of Core SG&A from unconsolidated entities. For the purpose of this presentation, we have assumed an average Total Segment Operating Margin between $8.79 and $12.58 per MMBtu for all downstream terminal economics, because we assume that (i) we purchase delivered gas at a weighted average of $7.41 in 2023 and $7.03 in 2024, (ii) our volumes increase over time, and (iii) we will have costs related to shipping, logistics and regasification similar to our current operations because the liquefaction facility and related infrastructure and supply chain to deliver LNG from Pennsylvania or Fast LNG (“FLNG”) does not exist, and those costs will be distributed over the larger volumes. For our Brazil assets we assume an average delivered cost of gas of $14.66 in 2023 based on industry averages in the region. Illustrative Adjusted EBITDA figures for the fiscal year ended 2023 assume that we generate at least $200 million on gain from Asset Sales in the fiscal year ended 2023 and Illustrative Adjusted EBITDA figures for the fiscal year ended 2024 assume that we generate at least $100 million on gain from Asset Sales in the fiscal year ended 2024. We cannot provide assurance that we will be able to achieve this result. We assume all Brazil terminals and power plants are Operational and earning revenue through fuel sales and capacity charges or other fixed fees. For Vessels chartered to third parties, this measure reflects the revenue from those charters, capacity and tolling arrangements, and other fixed fees, less the cost to operate and maintain each ship, in each case based on contracted amounts for ship charters, capacity and tolling fees, and industry standard costs for operation and maintenance. We assume an average Total Segment Operating Margin of up to $164k per day per vessel. For Fast LNG, this measure reflects the difference between the delivered cost of open LNG and the delivered cost of open market LNG less Fast LNG production cost. These costs do not include expenses and income that are required by GAAP to be recorded on our financial statements, including the return of or return on capital expenditures for the relevant project, and selling, general and administrative costs. Our current cost of natural gas per MMBtu is higher than the cost we would need to achieve Illustrative Total Segment Operating Margin Goal, and the primary drivers for reducing these costs are the reduced costs of purchasing gas and the increased sales volumes, which result in lower fixed costs being spread over a larger number of MMBtus sold. References to volumes, percentages of such volumes and the Illustrative Total Segment Operating Margin Goal related to such volumes (i) are not based on the Company’s historical operating results, which are limited, and (ii) do not purport to be an actual representation of our future economics. Actual circumstances could differ materially from the assumptions, and actual performance and results could differ materially from, and there can be no assurance that they will reflect, our corporate goal.
11) Reserved
12) The contract is with a subsidiary of Norsk Hydro.
13) Reserved
14) The payment of dividends under the dividend policy will be made at the discretion of the Board and will be subject to the Board's final determination based on a number of factors, including, but not limited to, the Company's financial performance, its available cash resources, the terms of its indebtedness, its cash requirements, credit rating impacts, alternative uses of cash that the Board may conclude would represent an opportunity to generate a greater return on investment for the Company, and restrictions and other factors the Board deems relevant at the time it determines to declare such dividends. The dividend policy may be revised, suspended, or cancelled at the discretion of the Board at any time.
15) “Adjusted Net Income” means Net Income attributable to stockholders as presented in the relevant Form 10-K or Form 10-Q for the relevant financial period as adjusted by non-cash impairment charges or losses on disposal of our assets.
16) “Total Segment Operating Margin” is the total of our Terminals and Infrastructure Segment Operating Margin and Ships Segment Operating Margin. "Terminals and Infrastructure Segment Operating Margin" included our effective share of revenue, expenses and operating margin attributable to our 50% ownership of Centrais Elétricas de Sergipe Participações S.A. (“CELSEPAR”) prior to the Sergipe Sale. "Ships Segment Operating Margin" included our effective share of revenue, expenses and operating margin attributable to our ownership of 50% of the common units of Hilli LLC prior to the completion of the Hilli Exchange. Hilli LLC owns Golar Hilli Corporation (“Hilli Corp”), the disponent owner of the Hilli.

Additional Information
For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investors section of New Fortress Energy’s website, www.newfortressenergy.com, and the Company’s most recent Annual Report on Form 10-K, which is available on the Company’s website. Nothing on our website is included or incorporated by reference herein.

Earnings Conference Call
Management will host a conference call on Wednesday, November 8, 2023 at 8:00 A.M. Eastern Time. The conference call may be accessed by dialing (888) 204-4368 (toll free from within the U.S.) or +1-323-994-2093 (from outside of the U.S.) fifteen minutes prior to the scheduled start of the call; please reference “NFE Third Quarter 2023 Earnings Call” or conference code 2259665.

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newfortressenergy.com within the "Investors" tab under “Events & Presentations.” Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast. A replay of the conference call will be available at the same website location shortly after the conclusion of the live call.

About New Fortress Energy Inc.
New Fortress Energy Inc. (Nasdaq: NFE) is a global energy infrastructure company founded to help address energy poverty and accelerate the world’s transition to reliable, affordable, and clean energy. The company owns and operates natural gas and liquefied natural gas (LNG) infrastructure and an integrated fleet of ships and logistics assets to rapidly deliver turnkey energy solutions to global markets. Collectively, the company’s assets and operations reinforce global energy security, enable economic growth, enhance environmental stewardship and transform local industries and communities around the world.

Cautionary Statement Concerning Forward-Looking Statements
This press release contains certain statements and information that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than historical information are forward-looking statements that involve known and unknown risks and relate to future events, our future financial performance or our projected business results. You can identify these forward-looking statements by the use of forward-looking words such as “expects,” “may,” “will,” “can,” “could,” “should,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “believes,” “schedules,” “progress,” “targets,” “budgets,” “outlook,” “trends,” “forecasts,” “projects,” “guidance,” “focus,” “on track,” “goals,” “objectives,” “strategies,” “opportunities,” “poised,” or the negative version of those words or other comparable words. Forward looking statements include: our expectation regarding raising external capital; our earnings transition from predominantly open cargos to nearly 100% contracted downstream; the successful development, construction, completion, operation and/or deployment of facilities and the timing of first gas or first LNG, including our FLNG, Brazil, Nicaragua and Puerto Rico projects, on time, within budget and within the expected specifications, capacity and design; our expectation regarding increases in earnings and decreases in capital expenditures beginning in the fourth quarter of 2023 and through 2024, our ability to sell more than $1 billion of non-core assets; our ability to achieve our Illustrative Adjusted EBITDA Goal including the percentage from core downstream infrastructure as well as our expectation regarding cargo sales; our ability to enter into an agreement to increase volumes at our San Juan terminal as well as complete the scheduled expansion; the status of construction of our Barcarena power plant as well as the timing of its expected completion; the status and timing for our expected sale of the La Paz power plant; the status of our hydrogen projects, including the construction of our first plant; our expectation regarding the common dividend; and future strategic plans.; and all the information in the exhibits to this press release. These forward-looking statements are necessarily estimates based upon current information and involve a number of risks, uncertainties and other factors, many of which are outside of the Company’s control. Actual results or events may differ materially from the results anticipated in these forward-looking statements. Specific factors that could cause actual results to differ from those in the forward-looking statements include, but are not limited to: risks related to the development, construction, completion or commissioning schedule for the facilities; risks related to the operation and maintenance of our facilities and assets; failure of our third-party contractors, equipment manufacturers, suppliers and operators to perform their obligations for the development, construction and operation of our projects, vessels and assets; our ability to implement our business strategy; the risk that proposed transactions may not be completed in a timely manner or at all, including related to the Company’s proposed Asset Sales, including whether a market will develop for such assets and whether the Company will be able to agree to acceptable pricing and other terms offered by potential buyers; inability to successfully develop and implement our technological solutions, including our Fast LNG technology, or that we do not receive the benefits we expect from the Fast LNG technology; cyclical or other changes in the LNG and natural gas industries; competition in the energy industry; the receipt of permits, approvals and authorizations from governmental and regulatory agencies on a timely basis or at all; new or changes to existing governmental policies, laws, rules or regulations, or the administration thereof; failure to maintain sufficient working capital and to generate revenues, which could adversely affect our ability to fund our projects; adverse regional, national, or international economic conditions, adverse capital market conditions and adverse political developments; and the impact of public health crises, such as pandemics (including coronavirus (COVID-19)) and epidemics and any related company or government policies and actions to protect the health and safety of individuals or government policies or actions to maintain the functioning of national or global economies and markets]. These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of the Company’s forward-looking statements. Other known or unpredictable factors could also have material adverse effects on future results. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no duty to update or revise any forward-looking statements, even though our situation may change in the future or we may become aware of new or updated information relating to such forward-looking statements. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements included in New Fortress Energy Inc.’s annual and quarterly reports filed with the Securities and Exchange Commission, which could cause its actual results to differ materially from those contained in any forward-looking statement.

Investor Relations:
Chance Pipitone
ir@newfortressenergy.com

Media Relations:
Ben Porritt
press@newfortressenergy.com
(516) 268-7403
Source: New Fortress Energy Inc.

Exhibits – Financial Statements
Condensed Consolidated Statements of Operations
For the three months ended June 30, 2023 and September 30, 2023
(Unaudited, in thousands of U.S. dollars, except share and per share amounts)

	For the Three Months Ended
	June 30, 2023	September 30, 2023
Revenues
Operating revenue	$494,619	$420,868
Vessel charter revenue	65,840	67,287
Other revenue	886	26,307
Total revenues	561,345	514,462

Operating expenses
Cost of sales (exclusive of depreciation and amortization shown separately below)	225,768	191,920
Vessel operating expenses	11,443	11,613
Operations and maintenance	33,697	60,819
Selling, general and administrative	55,803	49,107
Transaction and integration costs	1,554	2,739
Depreciation and amortization	42,115	48,670
Total operating expenses	370,380	364,868
Operating income	190,965	149,594
Interest expense	64,396	64,822
Other (income) expense, net	(6,584)	(2,271)
Income before income from equity method investments and income taxes	133,153	87,043
Income from equity method investments	2,269	489
Tax provision	15,322	25,194
Net income	120,100	62,338
Net income attributable to non-controlling interest	(852)	(1,117)
Net income attributable to stockholders	$119,248	$61,221

Net income per share – basic	$0.58	$0.30
Net income per share – diluted	$0.58	$0.30

Weighted average number of shares outstanding – basic	205,045,121	205,032,928
Weighted average number of shares outstanding – diluted	205,711,467	205,032,928

Adjusted EBITDA
For the three months ended September 30, 2023
(Unaudited, in thousands of U.S. dollars)
Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered in isolation or as an alternative to income from operations, net income, cash flow from operating activities or any other measure of performance or liquidity derived in accordance with GAAP. We believe this non-GAAP measure, as we have defined it, offers a useful supplemental view of the overall operation of our business in evaluating the effectiveness of our ongoing operating performance in a manner that is consistent with metrics used for management’s evaluation of the Company’s overall performance and to compensate employees. We believe that Adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation, and amortization which vary substantially from company to company depending on capital structure, the method by which assets were acquired and depreciation policies. Further, we exclude certain items from our SG&A not otherwise indicative of ongoing operating performance.
We calculate Adjusted EBITDA as net income, plus transaction and integration costs, contract termination charges and loss on mitigations sales, depreciation and amortization, asset impairment expense, interest expense, net, other (income) expense, net, loss on extinguishment of debt, changes in fair value of non-hedge derivative instruments and contingent consideration, tax expense, and adjusting for certain items from our SG&A not otherwise indicative of ongoing operating performance, including non-cash share-based compensation and severance expense, non-capitalizable development expenses, cost to pursue new business opportunities and expenses associated with changes to our corporate structure, plus our pro rata share of Adjusted EBITDA from certain unconsolidated entities, less the impact of equity in earnings (losses) of certain unconsolidated entities plus certain non-capitalizable contract acquisition costs.
Adjusted EBITDA is mathematically equivalent to our Total Segment Operating Margin, as reported in the segment disclosures within our financial statements, minus Core SG&A, including our pro rata share of such expenses of certain unconsolidated entities. Core SG&A is defined as total SG&A adjusted for non-cash share-based compensation and severance expense, non-capitalizable development expenses, cost of exploring new business opportunities and expenses associated with changes to our corporate structure. Core SG&A excludes certain items from our SG&A not otherwise indicative of ongoing operating performance.
The principal limitation of this non-GAAP measure is that it excludes significant expenses and income that are required by GAAP to be recorded in our financial statements. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measure to our GAAP net income, and not to rely on any single financial measure to evaluate our business. Adjusted EBITDA does not have a standardized meaning, and different companies may use different Adjusted EBITDA definitions. Therefore, Adjusted EBITDA may not be necessarily comparable to similarly titled measures reported by other companies. Moreover, our definition of Adjusted EBITDA may not necessarily be the same as those we use for purposes of establishing covenant compliance under our financing agreements or for other purposes. Adjusted EBITDA should not be construed as alternatives to net income and diluted earnings per share attributable to New Fortress Energy, which are determined in accordance with GAAP.

The following table sets forth a reconciliation of net income to Adjusted EBITDA for the three months ended September 30, 2022, March 31, 2023, June 30, 2023, and September 30, 2023:

(in thousands)	Three Months Ended September 30, 2022	Three Months Ended March 31, 2023	Three Months Ended June 30, 2023	Three Months Ended September 30, 2023
Total Segment Operating Margin	$339,330	$480,817	$293,834	$249,687
Less: Core SG&A (see definition above)	47,290	41,067	47,381	41,289
Less: Pro rata share Core SG&A from unconsolidated entities	1,293	14	—	—
Adjusted EBITDA (Non-GAAP)	$290,747	$439,736	$246,453	$208,398

Net income	$56,231	$151,566	$120,100	$62,338
Add: Interest expense	63,588	71,673	64,396	64,822
Add: Tax provision	9,971	28,960	15,322	25,194
Add: Depreciation and amortization	35,793	34,375	42,115	48,670
Add: SG&A items excluded from Core SG&A	20,311	11,071	8,422	7,818
Add: Transaction and integration costs	5,620	494	1,554	2,739
Add: Other (income) expense, net	10,214	25,005	(6,584)	(2,271)
Add: Changes in fair value of non-hedge derivative instruments and contingent consideration	(6,868)	111,140	(2,835)	(423)
Add: Loss on extinguishment of debt, net	14,997	—	—	—
Add: Pro rata share of Adjusted EBITDA from unconsolidated entities	49,156	15,432	—	—
Add: Loss (income) from equity method investments	31,734	(9,980)	(2,269)	(489)
Add: Contract acquisition cost	—	—	6,232	—
Adjusted EBITDA	$290,747	$439,736	$246,453	$208,398

Segment Operating Margin
(Unaudited, in thousands of U.S. dollars)

Performance of our two segments, Terminals and Infrastructure and Ships, is evaluated based on Segment Operating Margin. Segment Operating Margin reconciles to Consolidated Segment Operating Margin as reflected below, which is a non-GAAP measure. We define Consolidated Segment Operating Margin as GAAP net income, adjusted for selling, general and administrative expense, transaction and integration costs, contract termination charges and loss on mitigation sales, depreciation and amortization, asset impairment expense, interest expense, other (income) expense, loss on extinguishment of debt, net, (income) loss from equity method investments and tax (benefit) expense. Consolidated Segment Operating Margin is mathematically equivalent to Revenue minus Cost of sales minus Operations and maintenance minus Vessel operating expenses, each as reported in our financial statements.

Three Months Ended September 30, 2023
(in thousands of $)	Terminals and Infrastructure ⁽[1]⁾	Ships	Total Segment	Consolidation and Other ⁽[1]⁾	Consolidated
Segment Operating Margin	$194,743	$54,944	$249,687	$423	$250,110
Less:
Selling, general and administrative					49,107
Transaction and integration costs					2,739
Depreciation and amortization					48,670
Interest expense					64,822
Other (income) expense, net					(2,271)
(Income) from equity method investments					(489)
Tax provision					25,194
Net income					$62,338

(1)Consolidation and Other also adjusts for the exclusion of the unrealized mark-to-market gain or loss on derivative instruments in our segment measure.

Three Months Ended June 30, 2023
(in thousands of $)	Terminals and Infrastructure ⁽[1]⁾	Ships	Total Segment	Consolidation and Other ⁽[1]⁾	Consolidated
Segment Operating Margin	$239,436	$54,398	$293,834	$(3,397)	$290,437
Less:
Selling, general and administrative					55,803
Transaction and integration costs					1,554
Depreciation and amortization					42,115
Interest expense					64,396
Other (income) expense, net					(6,584)
(Income) from equity method investments					(2,269)
Tax provision					15,322
Net income					$120,100

(1)The Company has excluded contract acquisition costs that do not meet the criteria for capitalization from the segment measure. Contract acquisition costs of $6,232 for the three months ended June 30, 2023 reconcile Cost of sales in the segment measure to Cost of sales in the condensed consolidated statements of operations and comprehensive income (loss). Consolidation and Other also adjusts for the exclusion of the unrealized mark-to-market gain or loss on derivative instruments in our segment measure.

Three Months Ended March 31, 2023
(in thousands of $)	Terminals and Infrastructure	Ships ⁽[1]⁾	Total Segment	Consolidation and Other ⁽[2]⁾	Consolidated
Segment Operating Margin	$402,139	$78,678	$480,817	$(126,586)	$354,231
Less:
Selling, general and administrative					52,138
Transaction and integration costs					494
Depreciation and amortization					34,375
Interest expense					71,673
Other (income) expense, net					25,005
(Income) from equity method investments					(9,980)
Tax provision					28,960
Net income					$151,566

(1)Ships includes our effective share of revenues, expenses and operating margin attributable to our 50% ownership of Hilli LLC, prior to the disposition of this investment. The earnings attributable to the investment of $5,986 for the three months ended March 31, 2023 are reported in income from equity method investments in the condensed consolidated statements of operations and comprehensive income.
(2)Consolidation and Other adjusts for the inclusion of the effective share of revenues, expenses and operating margin attributable to 50% ownership of Hilli LLC in our segment measure and exclusion of the unrealized mark-to-market gain or loss on derivative instruments.

Three Months Ended September 30, 2022
(in thousands of $)	Terminals and Infrastructure (1)	Ships ⁽[2]⁾	Total Segment	Consolidation and Other ⁽3⁾	Consolidated
Segment Operating Margin	$251,469	$87,861	$339,330	$(43,581)	$295,749
Less:
Selling, general and administrative					67,601
Transaction and integration costs					5,620
Depreciation and amortization					35,793
Interest expense					63,588
Other (income) expense, net					10,214
Loss from extinguishment of debt					14,997
(Income) from equity method investments					31,734
Tax provision					9,971
Net Income					$56,231

(1)Terminals and Infrastructure includes the Company's effective share of revenues, expenses and operating margin attributable to 50% ownership of CELSEPAR. The losses attributable to the investment of $44,559 for the three months ended September 30, 2022 are reported in (loss) income from equity method investments in the consolidated statements of operations and comprehensive income (loss).
(2)Ships includes the Company's effective share of revenues, expenses and operating margin attributable to 50% ownership of the Hilli Common Units. The earnings attributable to the investment of $12,825 for the three months ended September 30, 2022 are reported in (loss) income from equity method investments in the condensed consolidated statements of operations and comprehensive income (loss).
(3)Consolidation and Other adjusts for the inclusion of the effective share of revenues, expenses and operating margin attributable to 50% ownership of CELSEPAR and Hilli Common Units in our segment measure and exclusion of the unrealized mark-to-market gain or loss on derivative instruments.

Adjusted Net Income and Adjusted Earnings per Share
(Unaudited, in thousands of U.S. dollars)

The following table sets forth a reconciliation between net income attributable to stockholders and earnings per share adjusted for non-cash impairment charges and losses on disposals of assets.

	Three months ended March 31, 2023	Three months ended June 30, 2023	Three months ended September 30, 2023	Nine months ended September 30, 2023
Net income attributable to stockholders	$150,206	$119,248	$61,221	$330,675
Non-cash impairment charges, net of tax	—	—	—	—
Loss on disposal of investment in Hilli LLC	37,401	—	—	37,401
Adjusted net income	$187,607	$119,248	$61,221	$368,076

Weighted-average shares outstanding - diluted	209,325,619	205,711,467	205,032,928	206,804,833

Adjusted earnings per share	$0.90	$0.58	$0.30	$1.78

Condensed Consolidated Balance Sheets
As of September 30, 2023 and December 31, 2022
(Unaudited, in thousands of U.S. dollars, except share amounts)

	September 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$171,329	$675,492
Restricted cash	66,162	165,396
Receivables, net of allowances of $1,133 and $884, respectively	360,820	280,313
Inventory	103,331	39,070
Prepaid expenses and other current assets, net	164,559	226,883
Total current assets	866,201	1,387,154

Construction in progress	4,789,799	2,418,608
Property, plant and equipment, net	2,563,871	2,116,727
Equity method investments	139,058	392,306
Right-of-use assets	474,483	377,877
Intangible assets, net	67,443	85,897
Goodwill	776,760	776,760
Deferred tax assets, net	8,074	8,074
Other non-current assets, net	110,681	141,679
Total assets	$9,796,370	$7,705,082

Liabilities
Current liabilities
Current portion of long-term debt and short-term borrowings	$270,547	$64,820
Accounts payable	892,924	80,387
Accrued liabilities	435,692	1,162,412
Current lease liabilities	142,296	48,741
Other current liabilities	169,744	52,878
Total current liabilities	1,911,203	1,409,238

Long-term debt	5,897,528	4,476,865
Non-current lease liabilities	318,082	302,121
Deferred tax liabilities, net	27,206	25,989
Other long-term liabilities	63,789	49,010
Total liabilities	8,217,808	6,263,223

Commitments and contingencies

Stockholders’ equity
Class A common stock, $0.01 par value, 750 million shares authorized, 205.0 million issued and outstanding as of September 30, 2023; 208.8 million issued and outstanding as of December 31, 2022	2,050	2,088
Additional paid-in capital	1,039,428	1,170,254
Retained earnings	331,282	62,080
Accumulated other comprehensive income	63,312	55,398
Total stockholders’ equity attributable to NFE	1,436,072	1,289,820
Non-controlling interest	142,490	152,039
Total stockholders’ equity	1,578,562	1,441,859
Total liabilities and stockholders’ equity	$9,796,370	$7,705,082

Condensed Consolidated Statements of Operations
For the three and nine months ended September 30, 2023 and 2022
(Unaudited, in thousands of U.S. dollars, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues
Operating revenue	$420,868	$632,684	$1,417,175	$1,529,999
Vessel charter revenue	67,287	92,860	209,651	260,414
Other revenue	26,307	6,386	28,112	31,490
Total revenues	514,462	731,930	1,654,938	1,821,903

Operating expenses
Cost of sales (exclusive of depreciation and amortization shown separately below)	191,920	393,830	602,626	874,529
Vessel operating expenses	11,613	20,318	36,347	61,910
Operations and maintenance	60,819	22,033	121,187	65,691
Selling, general and administrative	49,107	67,601	157,048	165,952
Transaction and integration costs	2,739	5,620	4,787	12,387
Depreciation and amortization	48,670	35,793	125,160	106,439
Asset impairment expense	—	—	—	48,109
Total operating expenses	364,868	545,195	1,047,155	1,335,017
Operating income	149,594	186,735	607,783	486,886
Interest expense	64,822	63,588	200,891	156,344
Other (income) expense, net	(2,271)	10,214	16,150	(31,613)
Loss on extinguishment of debt	—	14,997	—	14,997
Income before income from equity method investments and income taxes	87,043	97,936	390,742	347,158
Income (loss) from equity method investments	489	(31,734)	12,738	(354,426)
Tax provision (benefit)	25,194	9,971	69,476	(126,249)
Net income	62,338	56,231	334,004	118,981
Net (income) loss attributable to non-controlling interest	(1,117)	5,617	(3,329)	11,371
Net income attributable to stockholders	$61,221	$61,848	$330,675	$130,352

Net income per share – basic	$0.30	$0.30	$1.60	$0.62
Net income per share – diluted	$0.30	$0.29	$1.59	$0.62

Weighted average number of shares outstanding – basic	205,032,928	209,629,936	206,249,474	209,749,139
Weighted average number of shares outstanding – diluted	205,032,928	209,800,427	206,804,833	209,869,058

Condensed Consolidated Statements of Cash Flows
For the nine months ended September 30, 2023 and 2022
(Unaudited, in thousands of U.S. dollars)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities
Net income	$334,004	$118,981
Adjustments for:
Depreciation and amortization	125,853	107,185
(Earnings) losses of equity method investees	(12,738)	354,426
Dividends received from equity method investees	5,830	23,195
Change in market value of derivatives	(2,672)	(6,700)
Deferred taxes	1,217	(203,026)
Asset impairment expense	—	48,109
Earnings recognized from vessels chartered to third parties transferred to Energos	(112,608)	(14,341)
Loss on the disposal of equity method investment	37,401	—
Loss on extinguishment of debt	—	14,997
Loss on sale of net investment in lease	—	11,592
Other	2,211	15,464
Changes in operating assets and liabilities:
(Increase) in receivables	(86,743)	(287,748)
(Increase) in inventories	(29,238)	(28,078)
Decrease (Increase) in other assets	56,512	(93,329)
Decrease in right-of-use assets	68,360	51,265
Increase (decrease) in accounts payable/accrued liabilities	73,211	(10,487)
Increase (decrease) in amounts due to affiliates	1,613	(3,220)
(Decrease) in lease liabilities	(56,908)	(47,237)
Increase in other liabilities	131,879	40,057
Net cash provided by operating activities	537,184	91,105

Cash flows from investing activities
Capital expenditures	(2,191,605)	(787,166)
Sale of equity method investment	100,000	—
Proceeds from sale of net investment in lease	—	593,000
Other investing activities	26,043	(1,794)
Net cash used in investing activities	(2,065,562)	(195,960)

Cash flows from financing activities
Proceeds from borrowings of debt	1,768,715	1,932,020
Payment of deferred financing costs	(18,064)	(16,093)
Repayment of debt	(104,530)	(1,518,471)
Payments related to tax withholdings for share-based compensation	(9,519)	(72,597)
Payment of dividends	(700,440)	(75,149)
Other financing activities	(12,090)	—
Net cash provided by financing activities	924,072	249,710
Impact of changes in foreign exchange rates on cash and cash equivalents	923	(4,896)
Net (decrease) increase in cash, cash equivalents and restricted cash	(603,383)	139,959
Cash, cash equivalents and restricted cash – beginning of period	855,083	264,030
Cash, cash equivalents and restricted cash – end of period[1]	$251,700	$403,989
1 Cash and cash equivalents includes $14,209, which has been classified as assets held for sale and included in the Other non-current assets on the condensed consolidated balance sheets.